UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2016

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 12, 2016. As of the record date, there were a total of 7,705,509 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 7,000,822 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Broker non-votes were not treated as a vote for or against any particular director nominee nor toward the vote to approve the Cash Incentive Plan of Core Molding Technologies, Inc. nor the advisory vote on the frequency of votes on executive compensation nor the advisory vote on executive compensation. For more information on the five proposals see the Company's definitive proxy statement dated April 8, 2016.

The results are as follows:

Proposal 1 — Election of seven directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kevin L. Barnett	5,373,049	419,928	1,207,845
Thomas R. Cellitti	5,373,524	419,453	1,207,845
James F. Crowley	5,336,109	456,868	1,207,845
Ralph O. Hellmold	5,353,102	439,875	1,207,845
Matthew E. Jauchius	5,356,198	436,779	1,207,845
James L. Simonton	3,599,311	2,193,666	1,207,845
Andrew O. Smith	5,376,620	416,357	1,207,845

Proposal 2 — Approve the Executive Cash Incentive Plan of Core Molding Technologies, Inc.

Votes For	Votes Against	Votes Abstain	Broker non-vote
3,704,882	2,066,580	21,515	1,207,845

Proposal 3 — Advisory vote on frequency of votes on executive compensation

1 Year	2 Years	3 Years	Abstain	Broker non-vote
5,264,730	18,797	493,878	15,572	1,207,845

Proposal 4 — Advisory vote on executive compensation

Votes For	Votes Against	Votes Abstain	Broker non-vote
5,450,149	317,441	25,387	1,207,845

Proposal 5 — Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for year ended December 31, 2016.

Votes For	Votes Against	Votes Abstain
6,943,027	37,300	20,495

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 12, 2016	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Secretary, Treasurer and Chief Financial Officer